As filed with the Securities and Exchange Commission on May 15, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
_______________________________
THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)
_______________________________

Delaware (State or other jurisdiction of incorporation or organization)	20-4531180 (I.R.S. Employer Identification No.)
_______________________________

12500 East Belford Avenue Englewood, Colorado (Address of principal executive offices)	80112 (Zip code)
The Western Union Company 2015 Long-Term Incentive Plan
(Full title of the plan)
_______________________________
John R. Dye
Executive Vice President, General Counsel and Secretary
THE WESTERN UNION COMPANY
12500 East Belford Avenue
Englewood, Colorado 80112
(866) 405-5012
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value per share	31,000,000	$21.88	$678,280,000.00	$78,816.14

(1)
This Registration Statement covers 31,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of The Western Union Company (the “Registrant”), issuable under The Western Union Company 2015 Long-Term Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities to be offered or issued pursuant to the Plan because of the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2)
Estimated solely for purposes of calculating the registration fee and, pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 11, 2015.

PART I
Information Required in the Section 10(a) Prospectus
The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to Plan participants as required by Rule 428(b)(1).
PART II

Information Required in the Registration Statement
Item 3.    Incorporation of Documents by Reference.
The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on February 20, 2015;

(b)	the Registrant’s Current Report on Form 8-K filed with the Commission on February 26, 2015;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the Commission on April 30, 2015;

(d)	the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2015; and

(e)
the registration statement on Form 10 (File No. 001-32903) filed by the Registrant with the Commission on September 11, 2006, including the description of the Common Stock contained therein, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement or the related prospectus to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.

Item 6.    Indemnification of Directors and Officers.
The Registrant’s certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.
The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.
The Registrant’s certificate of incorporation provides that each person who was or is a director shall be indemnified to the fullest extent permitted by Delaware law and further provides that the Registrant may, to the extent deemed appropriate by the Registrant’s board of directors and as authorized under Delaware law, indemnify any officers, employees and agents of the Registrant. The Registrant’s bylaws provide that each person who is, or was, an officer or employee of the Registrant, and each person who is, or was, serving at the Registrant’s request as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will be indemnified (including advancement of expenses, except in a matter in which the Registrant or a subsidiary of the Registrant brings an action against an employee, and then only to the extent such employee is or was an officer of the Registrant or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) by the Registrant, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Registrant’s certificate of incorporation provides that this right to indemnification will not be exclusive of any other right which any person may otherwise have or acquire. The Registrant’s certificate of incorporation also permits the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant and each person who is, or was, serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity, whether or not the Registrant would have the power to indemnify such person against such liability under Delaware law.
The Registrant has obtained directors’ and officers’ liability insurance providing coverage to its directors and officers. In addition, the Registrant has entered into indemnification agreements with each of the Registrant’s outside directors that requires the Registrant to indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the Delaware General Corporation Law in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.
The separation and distribution agreement between the Registrant and First Data Corporation (“First Data”) provides for indemnification by First Data of the Registrant’s directors and officers and employees for certain liabilities, including liabilities under the Securities Act and the Exchange Act related to filings in connection with the spin-off of the Registrant from First Data.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.
The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on May 15, 2015.

THE WESTERN UNION COMPANY
(Registrant)

By:	/s/ Hikmet Ersek
Hikmet Ersek
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints John R. Dye, Darren A. Dragovich and Christopher B. Gaskill, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this Registration Statement on Form S-8 (including all amendments, including post-effective amendments, thereto), together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hikmet Ersek	President, Chief Executive Officer and Director	May 15, 2015
Hikmet Ersek	(Principal Executive Officer)

/s/ Rajesh K. Agrawal	Executive Vice President and Chief Financial Officer	May 15, 2015
Rajesh K. Agrawal	(Principal Financial Officer)

/s/ Amintore T.X. Schenkel	Senior Vice President, Chief Accounting Officer and Controller	May 15, 2015
Amintore T.X. Schenkel	(Principal Accounting Officer)

/s/ Jack M. Greenberg	Non-Executive Chairman of the Board of Directors	May 15, 2015
Jack M. Greenberg

/s/ Richard A. Goodman	Director	May 15, 2015
Richard A. Goodman

/s/ Betsy D. Holden	Director	May 15, 2015
Betsy D. Holden

/s/ Jeffrey A. Joerres	Director	May 15, 2015
Jeffrey A. Joerres

/s/ Linda Fayne Levinson	Director	May 15, 2015
Linda Fayne Levinson

/s/ Roberto G. Mendoza	Director	May 15, 2015
Roberto G. Mendoza

/s/ Michael A. Miles, Jr.	Director	May 15, 2015
Michael A. Miles, Jr.

/s/ Robert W. Selander	Director	May 15, 2015
Robert W. Selander

/s/ Frances Fragos Townsend	Director	May 15, 2015
Frances Fragos Townsend

/s/ Solomon D. Trujillo	Director	May 15, 2015
Solomon D. Trujillo

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of The Western Union Company, as filed with the Secretary of State of the State of Delaware on May 30, 2013 (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on June 3, 2013 and incorporated herein by reference thereto).

4.2
Amended and Restated Bylaws of The Western Union Company, as amended as of May 15, 2015 (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 15, 2015 and incorporated herein by reference thereto).

4.3	The Western Union Company 2015 Long-Term Incentive Plan (filed as Annex I to the Registrant’s Definitive Proxy Statement filed on April 1, 2015 and incorporated herein by reference thereto).
5.1*	Opinion of Sidley Austin LLP.
15.1*	Letter regarding unaudited interim financial information.
23.1*	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
23.2*	Consent of Independent Registered Public Accounting Firm.
24.1*	Powers of Attorney (contained in the signature page to this Registration Statement).

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*Filed herewith